UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2009

NPC International, Inc.

(Exact name of registrant as specified in its charter)

Kansas (State or other jurisdiction of incorporation)	333-138338 (Commission File Number)	48-0817298 (I.R.S. Employer Identification No.)

7300 West 129th Street

Overland Park, Kansas 66213

(Address of principal executive office)(Zip Code)

(913) 327-5555

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

Effective March 10, 2009, NPC International, Inc. (the “Company”) and each of James K. Schwartz, President, Chief Executive Officer and Chief Operating Officer and Troy D. Cook, Executive Vice President – Finance, Chief Financial Officer, Secretary and Treasurer entered into an Amendment (the “Amendment”), dated March 10, 2009, to Amended and Restated Employment Agreement (the “New Employment Agreement”), dated as of December 29, 2008 with the Company and NPC Acquisition Holdings, LLC (for the limited purposes cited therein).

The parties to the New Employment Agreement intended that the calculation, timing of payment and other matters relating to the bonus compensation for Messrs. Schwartz and Cook for their service to the Company in 2008 would be governed by Section 4.2 of the New Employment Agreement rather than their original employment agreement which was entered into on May 3, 2006. The Amendment implements this intention by making clear that Section 4.2 of the New Employment Agreement will govern those matters.

The Amendment did not alter the position, duties, responsibilities, or benefits other than as described above for Messrs. Schwartz and Cook.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description
10.19

Amendment, dated as of March 10, 2009, to Amended and Restated Employment Agreement, dated as of December 29, 2008, between NPC International, Inc., NPC Acquisition Holdings, LLC and James K. Schwartz.

10.20	Amendment, dated as of March 10, 2009, to Amended and Restated Employment Agreement dated December 29, 2008 between NPC International, Inc., NPC Acquisition Holdings, LLC and Troy D. Cook.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NPC INTERNATIONAL, INC.

By:	/s/ Troy D. Cook
Troy D. Cook
Executive Vice President Finance and
Chief Financial Officer

Date: March 16, 2009

INDEX TO EXHIBITS

Exhibit	Description
10.19

Amendment, dated as of March 10, 2009, to Amended and Restated Employment Agreement, dated as of December 29, 2008, between NPC International, Inc., NPC Acquisition Holdings, LLC and James K. Schwartz.

10.20	Amendment, dated as of March 10, 2009, to Amended and Restated Employment Agreement dated December 29, 2008 between NPC International, Inc., NPC Acquisition Holdings, LLC and Troy D. Cook.